Exhibit 99.1
JOINT FILING AGREEMENT

            In  accordance  with  Rule  13d-1(k)(1)(iii)  under  the  Securities Exchange  Act of 1934,  as amended,  the persons  named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D dated June 19, 2014 (including amendments thereto) with respect to the Common Stock of Wilhelmina International, Inc.  This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: June 19, 2014	NEWCASTLE PARTNERS, L.P.

By: Newcastle Capital Management, L.P.,
its General Partner

By:Newcastle Capital Group, L.L.C.,
its General Partner

By:NCM Services Inc.,
its Sole Member

By: /s/ Mark E. Schwarz
Mark E. Schwarz, its Chief Executive Officer

NEWCASTLE CAPITAL MANAGEMENT, L.P.

By: Newcastle Capital Group, L.L.C.,
its General Partner

By: NCM Services Inc.,
its Sole Member

By: /s/ Mark E. Schwarz
Mark E. Schwarz, its Chief Executive Officer

NEWCASTLE CAPITAL GROUP, L.L.C.

By: NCM Services Inc.,
its Sole Member

By: /s/ Mark E. Schwarz
Mark E. Schwarz, its Chief Executive Officer

NCM SERVICES INC.

By: /s/ Mark E. Schwarz
Mark E. Schwarz, its Chief Executive Officer

SCHWARZ 2012 FAMILY TRUST

By: /s/ Mark E. Schwarz
Mark E. Schwarz, Trustee

/s/ Mark E. Schwarz
MARK E. SCHWARZ

/s/ John P. Murray
JOHN P. MURRAY

/s/ James Dvorak
JAMES DVORAK

/s/ Clinton Coleman
CLINTON COLEMAN

LOREX INVESTMENT AG

By: /s/ Peter Marty
Peter Marty, Director

/s/ Dieter Esch
DIETER ESCH

/s/ Peter Marty
PETER MARTY